United States Securities and Exchange Commission
                           Washington, D.C.  20549

                                  FORM 8-K
            Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 9, 1998
                               (June 3, 1998)

                        Commission file number 1-5558


                            Katy Industries, Inc.
           (Exact name of registrant as specified in its charter)

           Delaware                                    75-1277589
   (State of Incorporation)               (IRS Employer Identification Number)


   6300 S. Syracuse #300, Englewood, Colorado              80111
    (Address of Principal Executive Offices)            (Zip Code)


      Registrant's telephone number, including area code: (303) 290-9300



 (Former name or former address, if changed since last report) Not applicable



                            Item 5.  Other Events

              On June 3, 1998, Katy Industries, Inc. Filed the
            Following Press Release Regarding a Letter of Intent
                 to Purchase Wilen Companies, Incorporated


     June 3, 1998 - John R. Prann, Jr., President and Chief Executive Officer of Katy Industries, Inc. (NYSE:KT) today announced that Katy has entered into a letter of intent to acquire the business of Wilen Companies, Incorporated, Atlanta, Georgia. Wilen, a private company, has annual sales of approximately $42,000,000 and the purchase price is approximately $47,500,000.

Mr. Prann stated, "We are pleased with our current acquisition activity. Wilen joins Disco, Inc. and the Consumer Electrical Division of Noma as the third acquisition for Katy this year. These three companies will add approximately $100,000,000 in annual revenues.

Wilen is a premier manufacturer and distributor of a wide variety of professional cleaning products including mops, brooms and plastic cleaning products. The addition of Wilen is an outstanding fit with our existing cleaning and abrasive product lines manufactured and distributed by Glit, Microtron, Loren and Disco. We are also pleased to announce that Joseph M. Wilen (46) will continue as President of the company and we look forward to benefiting from his outstanding experience and knowledge of the market.

Wilen will enhance Katy's platform for continued growth in the industry and, along with the acquisition of Disco and the August 1997 acquisition of Loren, will increase annual revenues in the Maintenance Group to $150,000,000. Adding Wilen to the Katy Maintenance Group of companies is consistent with Katy's plan to concentrate future growth and acquisitions in the maintenance products and electrical/electronic businesses."

Some of the statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronic and Maintenance Products.









                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Katy Industries, Inc.
                                           -------------------------------
                                                    (Registrant)

                                           By    /S/ John R. Prann, Jr.
                                           -------------------------------
                                                 John R. Prann, Jr.
                                               Chief Executive Officer


Date         June 9, 1998
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